Exhibit 99.7

AG Comments 1/30/18

For Settlement and Discussion Purposes Only

Confidential

Cenveo, Inc.

$[100.0] Million Debtor-In-Possession Term Loan Facility

Term Sheet

The terms set forth in this Summary of Principal Terms and Conditions (the “Term Sheet”) are being provided on a confidential basis as part of a comprehensive proposal, each element of which is consideration for the other elements and an integral aspect of the proposed DIP Facility (as defined below).

This Term Sheet provides an outline of a proposed super-priority term loan debtor-in-possession financing, and, does not purport to summarize all the terms, conditions, representations, warranties and other provisions with respect to the transactions referred to herein. This Term Sheet is for discussion purposes only, and is non-binding, and is neither an expressed nor implied offer with regard to any financing, to arrange, provide or purchase any loans in connection with the transactions contemplated hereby or to arrange, provide or assist in arranging or providing the potential financing described herein.

This Term Sheet is strictly confidential and may not be shared with anyone other than its intended recipients. It is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is intended to be entitled to the protections of Rule 408 of the Federal Rules of Evidence and all other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

Borrower:	Cenveo Corporation, a Delaware corporation (the “Borrower”), as a debtor and a debtor-in-possession under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), in a jointly administered case (the “Borrower’s Case”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to be filed on [January 31], 2018 (the “Petition Date”).

Guarantors:	Cenveo, Inc., and each of Borrower’s subsidiaries that are debtors and debtors-in-possession in jointly administered cases (collectively, the “Debtor Guarantors’ Cases” and, together with the Borrower’s Case, collectively, the “Cases”) under chapter 11 of the Bankruptcy Code to be filed contemporaneously and jointly administered with the Borrower’s Case (collectively, the “Guarantors”). The Borrower and the Guarantors are referred to herein as “Loan Parties” and each, a “Loan Party” or as “Debtors” and each, a “Debtor”. All obligations of the Borrower under the DIP Facility will be unconditionally guaranteed by the Guarantors.

DIP Lenders:

Funds affiliated or managed by Brigade Capital Management, LP shall backstop the full amount of the DIP Facility (the “Backstop Parties”).

Each holder of the First Lien Notes (as defined below) of record on a record date to be agreed by the Debtors and the Backstop Parties (the “Record Date”) shall be afforded the right to participate in the DIP Facility on a ratable basis up to its pro rata share of the First Lien

Notes as of the Record Date pursuant to procedures, terms and conditions and documentation acceptable to the Debtors and the Backstop Parties[, which procedures will be set forth in the Interim Order].

DIP Administrative Agent:	An institution reasonably acceptable to the DIP Lenders will act as administrative agent with respect to the DIP Facility (as defined below) (in such capacity, the “DIP Administrative Agent”) for the DIP Lenders and will perform the duties customarily associated with such role.

Facility:

A debtor-in-possession term loan facility (the “DIP Facility”), in an aggregate principal amount up to $[100,000,000] (the “Total DIP Commitment”, and the commitments of the DIP Lenders under the DIP Facility, the “DIP Commitments”, and the loans to be advanced under the DIP Facility (the “DIP Loans”)) to be drawn in one drawing of $[50,000,000] on the closing date (the “Initial Borrowing”) and a second drawing of $[50,000,000] upon entry of the Final Order (the “Final Borrowing”).

“DIP Obligations” means all principal, interest, fees, costs, expenses, charges and other amounts owing to any or all of the DIP Administrative Agent and DIP Lenders in respect of the DIP Facility.

Interest:	Interest on the DIP Loans shall be payable monthly in arrears in cash. The outstanding principal amount of all DIP Loans shall bear interest at 7.50% per annum plus LIBOR (subject to a 1.00% floor). The interest rate shall decrease to 6.00% per annum plus LIBOR (subject to a 1.00% floor) following the date upon which the Loan Parties (i) execute a restructuring support agreement (the “RSA”) with the Backstop Parties and holders of at least 2/3 of the aggregate principal amount of the First Lien Notes or (ii) file a plan of reorganization acceptable to the Backstop Parties in their sole discretion (an “Approved Plan”); provided, that such decrease shall no longer be effective if (x) the RSA is terminated due to an uncured breach by the Loan Parties or (y) the Loan Parties fail to diligently pursue confirmation of the Approved Plan. Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days.

Default Rate:	After the occurrence and during the continuance of an Event of Default (as defined below) all outstanding DIP Obligations shall bear an additional 2.00% per annum of interest, which additional interest will be payable on demand.

Upfront Fee:	An upfront fee in an amount equal to 0.50% of the DIP Commitments shall be paid to the DIP Lenders upon entry of the Interim Order and Final Order, based on amounts available on each respective date.

Backstop Fee	A backstop fee in an amount equal to 2.5% of the Total DIP Commitment shall be paid to the Backstop Parties ratably based on their respective backstop commitment for the DIP Facility, with (i) 1.0% of such backstop fee payable upon execution of a binding commitment for the DIP Facility, immediately prior to the Petition Date, and (ii) 1.5% of such backstop fee payable on the date of the entry of the Interim Order.

Original Issue Discount:	All DIP Loans will be funded with original issue discount (“OID”) of 0.50%.

Maturity:

The DIP Commitments shall terminate on, and all DIP Obligations shall be due and payable on, the earliest of any of the following (the “Termination Date”):

1. the date of the acceleration of the Loans and the termination of the Total DIP Commitment after an Event of Default;

2. the date of consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of Bankruptcy Code or otherwise;

3. if the Final Order has not been entered, the date that is 50 days after the Petition Date;

4. the substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date”) of a plan of reorganization filed in the Cases that is confirmed pursuant to an order entered by the Bankruptcy Court; (a “Plan”); and

5. twelve (12) months after entry of the Interim Order.

Use of Proceeds:	Except as otherwise provided in the DIP Facility or approved by the DIP Administrative Agent (at the direction of the Required DIP Lenders (as defined below)) the Debtors shall use any Cash Collateral or the proceeds of any DIP Loans to fund general corporate purposes, restructuring fees and expenses, prepetition amounts authorized by the Bankruptcy Court, adequate protection payments, fees and expenses of retained professionals, [reduction of the DIP ABL Facility,] payment of the Carve Out (provided that the funding of the Carve Out shall not be subject to the Approved Budget), and fees, costs and expenses incurred in connection with the DIP Facility, in each case, in accordance with the Approved Budget.

Approved Budget:	“Approved Budget” shall mean the Initial Budget, and each updated 13-week cash flow forecast to be delivered every two weeks by the Debtors to the Administrative Agent and the Lenders to the extent that each such updated 13-week cash flow forecast is satisfactory in all material respects to the Required DIP Lenders; provided, however, that in the event the Required DIP Lenders provide written notice to the Loan Parties (including, by email) that the proposed updated Approved Budget is not acceptable, and the Required DIP Lenders and the Loan Parties are unable to reach agreement regarding such updated Budget, then the Approved Budget most recently in effect shall remain the Approved Budget.

[“Initial Budget” means a forecast which reflects the Loan Parties’ anticipated cash receipts and anticipated disbursements for each calendar week during the period from the Petition Date through and including the end of the thirteenth (13th) calendar week following the Petition Date, which shall be satisfactory to the Backstop Parties in their sole discretion.

“Permitted Variance” means for any Testing Period set forth in the Approved Budget, the total operating receipts shall not be less than 85% of the budgeted amount (as set forth in the Approved Budget with respect to the applicable Testing Period) and the Total Operating Disbursements shall not exceed 115% of the budgeted amount (as set for in the Approved Budget with respect to the applicable Testing Period) (without giving effect to the making of Loans or DIP Term Loans or the repayments or prepayments of Loans or DIP Term Loans)[; provided that for purposes of calculating the Permitted Variance during any Testing Period, any positive Variance from prior periods may be carried forward by the Loan Parties].

“Total Operating Disbursements” means the aggregate amount of total operating cash disbursements as detailed in the Approved Budget. For the avoidance of doubt, Total Operating Disbursements shall exclude disbursements related to plant and facility closures and consolidations, professional fees, expenses, costs and disbursements (including legal fees, expenses, costs and disbursements) of the Loan Parties, any official committee appointed in the Chapter 11 Cases, or any creditor of the Loan Parties in the Chapter 11 Cases or otherwise, interest and financing fees, the transition services agreement related to the purchase of the Borrower’s Quality Park assets by LSC Communications and additional letters of credit and deposits.] [1]

Collateral and Priority:

Pursuant to sections 364(c)(2), (c)(3) and (d)(1) of the Bankruptcy Code, subject to the carve out attached hereto as Exhibit 1 (the “Carve Out”), all DIP Obligations will be secured by a perfected security interest in and lien on all of the assets of the Borrower and the Guarantors (the “DIP Collateral”), with the priority set forth in the immediately succeeding paragraph.

The liens and security interests granted under the DIP Facility (i) will prime and be senior to the liens and security interests in the DIP Collateral securing the Borrower’s 6.000% senior priority secured notes due 2019 (the “First Lien Notes”) and the Borrower’s 8.500%

[1]	Initial budget, positive variance carry-over and Total Operating Disbursements definition subject to further discussion between Moelis and the company’s financial advisors.

junior priority secured notes due 2022 (the “Second Lien Notes”), (ii) will be pari passu to the liens and security interests in the DIP Collateral securing the Borrower’s debtor-in-possession asset-backed revolving facility, (the “DIP ABL Facility”) to the extent such DIP Collateral constitutes assets in which the Borrower’s prepetition asset-backed revolving facility (the “Prepetition ABL Facility”) had a senior priority lien relative to the First Lien Notes and Second Lien Notes immediately prior to the Petition Date (the “ABL Priority Collateral”); provided that, the DIP Obligations shall be “last-out” relative to the DIP ABL Facility with respect to the ABL Priority Collateral, (iii) will prime and be senior to the liens on the ABL Priority Collateral securing the Borrower’s 4.0% secured notes due 2021 (the “FILO Notes”), to the extent that the aggregate principal amount outstanding under the DIP ABL Facility plus the aggregate principal amount of DIP Obligations having the benefit of such a priming lien on the ABL Priority Collateral shall not exceed the Maximum Senior Priority Principal Amount (as defined in the Intercreditor Agreement, dated as of June 10, 2016, among Cenveo, Inc., the Borrower, certain subsidiaries of the Borrower party thereto, Bank of America, N.A. as administrative agent for the holders of the Senior Priority Obligations (as defined therein), and The Bank of New York Mellon, as collateral agent for the holders of the Junior Priority Obligations (as defined therein) (as amended, restated, supplemented or otherwise modified from time to time, the “ABL/FILO Intercreditor Agreement”)), (iv) will prime and be senior to the liens and security interests in the DIP Collateral securing the DIP ABL Facility and the FILO Notes, in each case, to the extent such DIP Collateral does not constitute ABL Priority Collateral (the “Notes Priority Collateral”), and (v) will be junior to the Carve Out; provided that upon an event of default under the DIP Term Loan Agreement, the DIP Agent and the DIP Lenders agree that they shall forbear from exercising remedies against any DIP Collateral that constitutes Notes Priority Collateral unless and until the DIP Collateral that constitutes ABL Priority Collateral has been fully liquidated.

In the Cases, the DIP Administrative Agent and DIP Lenders will be granted in each of the Interim Order and the Final Order a super-priority administrative expense claim under section 364(c)(1) of the Bankruptcy Code for the payment of the DIP Obligations with priority above all other administrative claims, but subject to and subordinate to the Carve Out.

Conditions Precedent:	Customary closing conditions, and conditions precedent to each date of distribution of proceeds for similar debtor-in-possession financings of this type and other conditions deemed appropriate for the specific transaction by the DIP Lenders, including (i) negotiation of a loan agreement (the “DIP Term Loan Agreement”) and other guarantee, security and other relevant documentation (together with the DIP Term Loan Agreement, collectively, the “Definitive Loan Documentation”) reflecting the terms and provisions set forth in this

Term Sheet and otherwise in form and substance satisfactory to the DIP Administrative Agent and the DIP Lenders, (ii) entry of the Interim Order (as defined below), (iii) in the case of the Final Borrowing, entry of the Final Order (as defined below), (iv) in the case of the Initial Borrowing, receipt of the Initial Budget (as defined above) by the DIP Administrative Agent and the DIP Lenders in form and acceptable to the Backstop Parties in their sole discretion, (v) in the case of the Final Borrowing, compliance with the then effective Approved Budget, subject to the Permitted Variance, (vi) entry into the DIP ABL Facility having terms and conditions satisfactory to the DIP Lenders, and (vii) payment of all fees and expenses of the DIP Administrative Agent and DIP Lenders required to be paid pursuant to the Definitive Loan Documentation.

Mandatory Prepayments:	Customary mandatory prepayments for similar debtor-in-possession financings of this type and other mandatory prepayments deemed appropriate for the specific transaction by the DIP Lenders, including prepayments with the proceeds of asset sales, subject to customary exceptions.

Voluntary Prepayments	The Borrower shall pay a prepayment premium (the “Prepayment Premium”) in connection with any prepayment (including upon acceleration of the DIP Loans) other than in connection with the consummation of a Plan (as defined below) acceptable to the Backstop Parties in their sole discretion prior to the six (6) month anniversary of the closing date, equal to 2.00% of the principal amount of DIP Loans.

Representations and Warranties:	Customary representations and warranties for similar debtor-in-possession financings of this type and other representations and warranties deemed by the DIP Lenders appropriate for the specific transaction.

Affirmative and Negative Covenants:	Customary affirmative and negative covenants for similar debtor-in-possession financings of this type, and such other covenants that are deemed appropriate for the specific transaction by the DIP Lenders.

Financial Covenants:

The Debtors shall comply with the Approved Budget.

[The Debtors shall not permit any Variance to occur for the most recently ended Testing Period (commencing with the second Testing Period after the Petition Date) other than a Permitted Variance.

“Testing Period” means (i) the four (4)) calendar week period ending March 2, 2018 and (ii) thereafter, each rolling four (4) calendar week period ending two weeks after the end of the preceding Testing Period.

“Variance” means a difference in the amount contained in the Approved Budget with respect to total receipts and Total Operating Disbursements for any Testing Period, in each case compared to the actual total operating receipts and actual Total Operating Disbursements, respectively, for such Testing Period.][2]

[2]	Subject to further discussion between Moelis and the company’s financial advisors.

Events of Default:	Customary events of default for similar debtor-in-possession financings of this type and other events of default deemed appropriate for the specific transaction by the DIP Lenders (the “Events of Default”). There shall be no case milestones other than as expressly set forth herein.

Interim and Final Orders:

The order approving the DIP Facility on an interim basis, which shall be satisfactory in form and substance to the DIP Administrative Agent and the DIP Lenders in their sole discretion (the “Interim Order”), shall among other things, authorize and approve (i) the Debtors to enter into the Definitive Loan Documents, (ii) the DIP Loans, (iii) the granting of the super-priority claims and liens against the Loan Parties and their assets as described above with respect to the DIP Collateral, (iv) the granting of adequate protection as described below, (v) the use of Cash Collateral, and (vi) the payment of all fees and expenses (including the fees and expenses of outside counsel and financial advisors) required to be paid to the DIP Administrative Agent and the DIP Lenders; provided that (x) any stipulations as to the validity, enforceability, or extent of the liens with respect to the Prepetition ABL Facility, the FILO Notes, the First Lien Notes, and the Second Lien Notes shall be subject to entry of the Final Order and the Debtors’ rights to investigate (but not challenge) the foregoing and (y) the Interim Order and the Final Order will contain standard and customary “challenge” rights with respect to the official committee of unsecured creditors.

The order approving the DIP Facility on a final basis and authorizing the use of prepetition cash collateral shall be substantially similar to the Interim Order and otherwise in form and substance satisfactory in to the DIP Administrative Agent and the Required DIP Lenders in their sole discretion (the “Final Order” and, together with the Interim Order, the “DIP Order”).

Adequate Protection:	As adequate protection, the trustee and agents for, and the holders of, the FILO Notes shall receive (i) super-priority claim status and additional and replacement liens, in each case, to the extent of diminution in value of collateral securing the FILO Notes since the Petition Date, (ii) current interest at the non-default rate set forth in the documentation governing the FILO Notes, and (iii) payment of all reasonable and documented out-of-pocket expenses, solely incurred in its capacity as trustee for, agent for, or holder of Prepetition FILO Notes, and not any other fees and expenses, of a single legal counsel and reasonably necessary local counsel.

As adequate protection, the trustee and agents for the First Lien Notes, the ad hoc committee of holders of the First Lien Notes represented by Stroock & Stroock & Lavan LLP (“Stroock”) as counsel and Ducera Partners LLC (“Ducera”) as financial advisor, and certain other holders of the First Lien Notes shall receive (i) super-priority claim status and additional and replacement liens, in each case, to the extent of diminution in value of collateral securing the First Lien Notes since the Petition Date, (ii) payment of all reasonable and documented out-of-pocket expenses, of Stroock and Ducera, solely to the extent that such trustees, agents, and ad hoc committee do not directly or indirectly interfere with, or object to, the approval of the Interim DIP Order or Final DIP Order or the transactions contemplated thereby, and (iii) payment of all reasonable and documented out-of-pocket expenses, of Akin Gump Strauss Hauer & Feld LLP (“Akin”), as counsel to certain holders of the First Lien Notes, and Moelis & Company (“Moelis”), as financial advisor to certain holders of the First Lien Notes.

As adequate protection, the trustee and agents for the Second Lien Notes, on behalf and for the benefit of holders of Second Lien Notes, shall receive (i) super-priority claim status and additional and replacement liens, in each case, to the extent of diminution in value of collateral securing the Second Lien Notes since the Petition Date and (ii) payment of all reasonable and documented out-of-pocket expenses of the trustee and agents for the Second Lien Notes and the fees and expenses of their counsel.

Expense Reimbursement:	The Borrower and the Guarantors shall pay (a) all reasonable and documented out-of-pocket expenses of the Backstop Parties whether accrued on, prior to or after the closing date, in connection with the Borrower, the DIP Facility, the transactions contemplated this Term Sheet and the Cases in general whether or not the closing date occurs (but limited, in the case of legal fees to one primary counsel (which shall initially be Akin) and reasonably necessary local counsel, and, limited in the case of a financial advisor to one financial advisor, which shall initially be Moelis), (b) a customary agency fee for, and all reasonable and documented out-of-pocket expenses of, the DIP Administrative Agent (but limited, in the case of legal fees, to a single counsel) and (c) all out-of-pocket expenses (including, without limitation, the reasonable and documented fees, disbursement and other charges of outside counsel) of the DIP Administrative Agent and the DIP Lenders for enforcement costs and documentary taxes associated with the DIP Facility and the transactions contemplated thereby.

Required DIP Lenders:	DIP Lenders holding more than 50% of the aggregate principal amount of DIP Loans and DIP Commitments (the “Required DIP Lenders”).

Exhibit 13

1.	Carve Out.

(a)    As used in this Interim Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $[50,000] incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtors Professionals”) and the Committee, if any, pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtors’ Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the DIP ABL Agent or the DIP Term Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $[10] million incurred after the first business day following delivery by the DIP ABL Agent or the DIP Term Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”); provided, that nothing herein shall be construed to impair the ability of any party to object to the fees, expenses, reimbursements or compensation described in the preceding clauses (ii) – (iv). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP ABL Agent or the DIP Term Agent to the Debtors, their lead restructuring counsel, the U.S. Trustee, and counsel to the Committee (if any), which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Obligations under the DIP Facilities, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

(b)    Carve Out Reserves. On the day on which a Carve Out Trigger Notice is given by the DIP ABL Agent or the DIP Term Agent to the Debtors with a copy to counsel to the Committee (if any) and the DIP ABL Agent or the DIP Term Agent (as applicable) (the “Termination Declaration Date”), the Carve Out Trigger Notice shall (i) be deemed a draw request and notice of borrowing by the Debtors for DIP ABL Loans under the DIP ABL Facility (on a pro rata basis based on the then outstanding commitments under the DIP ABL Credit Agreement (the “DIP ABL Commitments”)), in an amount equal to the then unpaid amounts of the Allowed Professional Fees (any such amounts actually advanced shall constitute DIP ABL Loans) and (ii) also constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account at the DIP ABL Agent in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also be deemed a request by the Debtors for DIP ABL Loans under the DIP ABL Facility (on a pro rata basis based on the then outstanding DIP ABL Commitments), in an amount equal to the Post Carve Out Trigger Notice Cap (any such amounts actually advanced shall constitute DIP ABL Loans). The Debtors shall deposit and hold such amounts in a segregated account at the DIP ABL Agent in trust to pay such Allowed Professional Fees benefiting from the Post Carve Out Trigger Notice Cap (the “Post Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims. On the first business day after the DIP ABL Agent or the DIP Term Agent

[3]	Defined terms to be confirmed in the DIP Order.

gives such notice to such DIP ABL Lenders or DIP Term Lenders, notwithstanding anything in the DIP ABL Agreement or the DIP Term Agreement to the contrary, including with respect to the existence of a Default (as defined in the DIP ABL Agreement and/or the DIP Term Agreement) or Event of Default, the failure of the Debtors to satisfy any or all of the conditions precedent for DIP ABL Loans under the DIP ABL Facility, any termination of the DIP ABL Commitments following an Event of Default, or the occurrence of the Maturity Date, each DIP ABL Lender with an outstanding Commitment (on a pro rata basis based on the then outstanding Commitments) shall make available to the DIP ABL Agent such DIP ABL Lender’s pro rata share with respect to such borrowing in accordance with the DIP ABL Facility. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agents for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Secured Parties in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agents for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Secured Parties in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in the DIP Loan Documents, or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph [33], then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph [33], prior to making any payments to the DIP Agents or the Prepetition Secured Parties, as applicable. Notwithstanding anything to the contrary in the DIP Loan Documents or this Interim Order, following delivery of a Carve Out Trigger Notice, the DIP ABL Agent and the Prepetition ABL Agent shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the DIP ABL Agent for application in accordance with the DIP Loan Documents. Further, notwithstanding anything to the contrary in this Interim Order, (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute DIP ABL Loans (as defined in the DIP ABL Agreement) or increase or reduce the DIP ABL Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, and (iii) in no way shall the Initial Budget, Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order, the DIP Facilities, the Prepetition Loan Documents, the Prepetition FILO Notes Documents, or the Prepetition Second Lien Notes Documents, the Carve Out shall be senior to all liens and claims securing the DIP Facilities, the Adequate Protection Liens, and the Adequate Protection Claims, and any and all other forms of adequate protection, liens, or claims securing the DIP Obligations or the Prepetition Secured Obligations.

(c)    Payment of Allowed Professional Fees Prior to the Termination Declaration Date. Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out.

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(d)    Payment of Carve Out On or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis. Any funding of the Carve Out shall be added to, and made a part of, the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under this Interim Order, the DIP Loan Documents, the Bankruptcy Code, and applicable law.

(e)    No Direct Obligation To Pay Allowed Professional Fees. None of the DIP ABL Agent, the DIP Term Agent, the DIP Lenders, the Backstop Parties, or the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any successor cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agent, the DIP Lenders, the Backstop Parties, or the Prepetition Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

3